                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Nextel Partners, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                   91-1930918
         -----------------------                         ----------------
         (State of Incorporation                         (I.R.S. Employer
            or Organization)                            Identification No.)

                 4500 Carillon Point, Kirkland, Washington 98033
                 -----------------------------------------------
                    (Address of principal executive offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
[ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
[X]

 Securities Act registration statement file number to which this form relates:
                                   333-95473
                                   ---------

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class           Name of Each Exchange on Which Each
           to be Registered                  Class is to be Registered
           ----------------                  -------------------------
                None                                 None

         Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, Par Value $.001 Per Share
                ------------------------------------------------
                                (Title of Class)


                             Exhibit Index on Page 4



                               Page 1 of 4 Pages

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                  INFORMATION REQURED IN REGISTRATION STATEMENT

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the registrant's Class A Common Stock, par value $.001 per share, is incorporated by reference to the "Description of Capital Stock" section in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-95473, as originally filed with the Securities and Exchange Commission on January 27, 2000, and as subsequently amended (the "Form S-1 Registration Statement").

Item 2.           Exhibits
                  --------

         The following Exhibits are filed are part of this Registration
Statement:


Exhibit           Description
-------           -----------
1                 Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1.1 filed with the
                  Form S-1 Registration Statement)

2                 Bylaws and all amendments thereto of the Registrant
                  (incorporated by reference to Exhibit 3.2 filed with the Form
                  S-1 Registration Statement)


                               Page 2 of 4 Pages

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated:  February 22, 2000

                                  NEXTEL PARTNERS, INC.,
                                  a Delaware corporation



                                  By:  /s/ John Chapple
                                     -------------------------------------------
                                           John Chapple
                                           President and Chief Executive Officer


                               Page 3 of 4 Pages

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                                  EXHIBIT INDEX

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   Exhibit                                       Description                                     Sequential Page
                                                                                                         No.

      1        Restated Certificate of Incorporation of the Registrant (incorporated by                  --
               reference to Exhibit 3.1.1 filed with the Form S-1 Registration Statement)
      2        Bylaws and all amendments thereto of the Registrant (incorporated by reference            --
               to Exhibit 3.2 filed with the Form S-1 Registration Statement)


                               Page 4 of 4 Pages